UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 2005

                               HENRY SCHEIN, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     0-27078                  11-3136595
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      (State or other           (Commission Number)          (IRS Employer
      jurisdiction of                                     Identification No.)
      incorporation)

  135 Duryea Road Melville, New York                            11747
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  (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (631) 843-5500

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Compensation Committee of Henry Schein, Inc. (the "Company") has determined to revise one of the several criteria upon which the 2004 bonuses for the Company's executive officers will be based, namely the pre-established target earnings per share ("EPS"). In recognition of the effect on the Company's EPS as a result of the inability of Chiron Corporation to supply the Company with sufficient Fluvirin(R) influenza vaccine for the current influenza season, the Compensation Committee has determined to reduce the pre-established EPS target. In addition to reducing this specific target, the Compensation Committee will also take into account Chiron's inability to supply vaccine in determining final bonuses for certain executives whose individual business unit financial goals may have been disproportionately affected by such inability. Although executive officers will receive bonus payments that are higher than what they otherwise would have received except for these changes, such payments will be lower than what they would have received had the original pre-established target been fully achieved.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HENRY SCHEIN, INC.

Date:  February 7, 2005             By: /s/ MICHAEL S. ETTINGER
                                    -------------------------------------------
                                    Name:  Michael S. Ettinger
                                    Title: Vice President and General Counsel